Exhibit 10.5 1. 3-8-2021 SEAGEN INC. AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN STOCK OPTION AGREEMENT FOR NON-US PARTICIPANTS THIS STOCK OPTION AGREEMENT (the “Agreement”) dated %%OPTION_DATE,’MM/DD/YYYY’%-% (“Grant Date”) between Seagen Inc., a Delaware corporation (the “Company”), and %%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-% (“Optionee”), is entered into as follows: WITNESSETH: WHEREAS, the Company has established the Amended and Restated 2007 Equity Incentive Plan (the “Plan”); and WHEREAS, the Compensation Committee of the Board of Directors of the Company or its delegates (the “Committee”) has determined that Optionee shall be granted an option under the Plan as hereinafter set forth; The parties hereby agree that the Company grants, effective as of the Grant Date, Optionee a Nonstatutory Stock Option (this “Option”) to purchase %%TOTAL_SHARES_GRANTED,’999,999,999’%-% shares of its $0.001 par value Common Stock (the “Shares”) upon the terms and conditions set forth in this Agreement (including any special terms and conditions for Optionee’s country set forth in the attached appendix (the “Appendix”)). 1. Plan Award. This Option is granted under and pursuant to the Plan and is subject to each and all of the provisions thereof. 2. Exercise Price. The exercise price applicable to this Option (meaning, the price Optionee must pay in order to purchase any Shares hereunder) shall be %%OPTION_PRICE,’$999,999,999.99’%-% per Share. 3. Vesting and Exercise of Option. Subject to Optionee’s not experiencing a Termination of Employment during the following vesting period, Optionee shall vest in and earn the right to exercise this Option as follows: One-fourth (1/4th) of the total number of Shares subject to the Option shall vest on the first anniversary of the earlier of the Grant Date or the Vesting Commencement Date, if any, and one thirty-sixth (1/36th) of the remaining Shares subject to the Option shall vest each month thereafter until all Shares are fully vested. By accepting the grant of this Option, Optionee acknowledges and agrees that the terms set forth in this Section 3 supersede any contrary terms regarding the vesting of this Option set forth in any notice or other communication that Optionee receives from, or that is displayed by, E*TRADE or other third party designated by the Company. This Option may be exercised in whole or in part. Notwithstanding the foregoing or anything in this Agreement to the contrary, in the event of Optionee’s Termination of Employment as a result of Optionee’s death or Disability, the vesting

2. 3-8-2021 and exercisability of this Option shall accelerate such that this Option shall become vested and exercisable as to an additional twelve (12) months, effective as of the date of such Termination of Employment, to the extent that this Option is outstanding on such date. 4. Expiration. This Option will expire ten (10) years from the Grant Date, unless sooner terminated or canceled in accordance with the provisions of the Plan. This means that (subject to the continuing service requirement set forth in Section 3 above and subject to earlier termination upon certain other events as set forth in the Plan) this Option must be exercised, if at all, on or before %%EXPIRE_DATE_PERIOD1,’MM/DD/YYYY’%-% (the “Expiration Date”). If this Option expires on a stock exchange holiday or weekend day, this Option will expire on the last trading day prior to the holiday or weekend. Optionee shall be solely responsible for exercising this Option, if at all, prior to its Expiration Date. The Company shall have no obligation to notify Optionee of this Option’s expiration. 5. Exercise Mechanics. This Option may be exercised by delivering to the Stock Plan Administrator at the Company’s head office a written or electronic notice stating the number of Shares as to which the Option is exercised or by any other method the Committee has approved. The notice must be accompanied by the payment of the full Option exercise price of such Shares. Exercise shall not be deemed to have occurred unless and until Optionee has delivered to the Company (or its authorized representative) an approved notice of exercise, full payment of the exercise price for the Shares being exercised and payment of any applicable withholding taxes in accordance with Section 8 below. Payment of the Option exercise price may be in cash (including check or wire transfer); through an approved cashless-brokered exercise program, with shares of the Company’s Common Stock (subject to the Company’s discretion to withhold approval for such payment method at any time); cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate fair market value that does not exceed the aggregate exercise price, provided the Company shall accept a cash or other payment from Optionee to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued or a combination thereof to the extent permissible under Applicable Law; provided, however, that any permitted method of payment shall be in strict compliance with all procedural rules established by the Committee. 6. Termination of Employment. All rights of Optionee in this Option, to the extent that it has not previously become vested and been exercised, shall terminate upon Optionee’s Termination of Employment except as set forth in Section 3 and this Section 6. The portion of the Option that relates to any Shares that were unvested and unexercisable as of the date of Optionee’s Termination of Employment shall terminate and expire effective immediately upon such date. With respect to the vested and exercisable portion of the Option, such portion shall be exercisable as set forth under this Section 6 below; provided, however, that in no event may an Option be exercised, even as to vested and otherwise exercisable Shares, after the Expiration Date set forth in Section 4 above. (i) In the event of Termination of Employment other than as a result of Optionee's death, Disability or Retirement (as defined below), Optionee shall have three months from the date of such Termination of Employment to exercise the Option as to the Shares subject to the Option

3. 3-8-2021 that were vested and exercisable as of the date of Termination of Employment; provided, however, that (A) if during any part of such three month period, the Option is not exercisable because the issuance of the Shares would violate the registration requirements under the Securities Act (or other applicable securities laws in the case of Optionees not subject to U.S. securities laws), the Option shall not expire until the Option shall have been exercisable for an aggregate of three months after the date of Termination of Employment (but in no event may the Option be exercised more than one year after the date of Termination of Employment), and (B) if on the date of such Termination of Employment, the Shares issued upon exercise of the Option may not be sold because Optionee has material nonpublic information regarding the Company or is otherwise subject to a trading blackout period under the Company’s Insider Trading Policy, the Option shall not expire until the five month period following the date of Termination of Employment has elapsed; (ii) In the event of Termination of Employment as a result of Optionee’s Disability, Optionee shall have 12 months from the date of such Termination of Employment to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Termination of Employment; (iii) In the event of Termination of Employment as a result of Optionee’s death or in the event of Optionee’s death within 30 days following Optionee’s Termination of Employment, Optionee’s estate, any person who acquired the right to exercise the Option by bequest or inheritance, or any person designated to exercise the Option upon Optionee’s death shall have 12 months following Optionee’s death to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Optionee’s death; and (iv) In the event of Termination of Employment as a result of Optionee’s Retirement (as defined below), Optionee shall have 12 months from the date of such Termination of Employment to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Termination of Employment. For purposes of the Option, Optionee will be considered to experience a Termination of Employment (regardless of the reason of termination, whether or not later found to be invalid or in breach of employment or other laws or rules in the jurisdiction where Optionee is providing services or the terms of Optionee’s employment or service agreement, if any) effective as of the date that Optionee ceases to actively provide services to the Company or any Affiliate and will not be extended by any notice period (e.g., employment or service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment or other laws in the jurisdiction where Optionee is employed or providing services or the terms of Optionee’s employment or service agreement, if any). The Administrator shall have exclusive discretion to determine when Optionee is no longer actively employed or providing services for purposes of the Plan (including whether Optionee still may be considered to be providing services while on a leave of absence). “Retirement” means Optionee’s voluntary Termination of Employment, other than as a result of Optionee’s death, Disability or Termination of Employment for Cause, after the attainment of age 55, provided that Optionee has been an Employee for at least ten years and the combination of

4. 3-8-2021 Optionee’s age and his or her length of service as an Employee together is equal to at least 65. For clarity, (1) if Optionee has a Termination of Employment at age 55 and has been an Employee for less than 10 years, such Termination of Employment will not constitute Retirement and (2) if Optionee has a Termination of Employment at age 65 and has been an Employee for less than ten years, such Termination of Employment will not constitute Retirement. Notwithstanding anything to the contrary in the Agreement, if the Company receives a legal opinion that there has been a legal judgment and/or legal development in Optionee’s jurisdiction that likely would result in the favorable treatment (i.e., 12 month exercise period from the date of Termination of Employment) that applies to the Option in the event of Optionee’s Retirement being deemed unlawful and/or discriminatory, the provisions of the Agreement regarding the treatment of the Option in the event of Optionee’s Retirement shall not be applicable to Optionee. 7. Transferability. This Option is not transferable by Optionee otherwise than by will or the laws of descent and distribution, and is exercisable only by Optionee during Optionee’s lifetime. 8. Tax Obligations. By accepting this Option, Optionee acknowledges that, regardless of any action the Company or Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social security, fringe benefit tax, payroll tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to Optionee (“Tax- Related Items”), the ultimate liability for all Tax-Related Items is and remains Optionee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Optionee further acknowledges that the Company and/or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms or the grant or any aspect of this Option to reduce or eliminate Optionee’s liability for Tax-Related Items. If Optionee fails to make satisfactory arrangements for the payment of any required Tax-Related Items hereunder at the time of the applicable taxable event, Optionee acknowledges and agrees that the Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares. Prior to the relevant taxable or tax withholding event, as applicable, Optionee agrees to make adequate arrangements satisfactory to the Company or the Employer to satisfy all Tax-Related Items. In this regard, Optionee authorizes the Company and the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items, if any, by withholding from Optionee’s wages or other cash compensation paid to Optionee by the Company and/or the Employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under Applicable Laws, the Company may (but shall not be obligated to): (1) sell or arrange for the sale of Shares that Optionee acquires to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in Shares to meet the withholding obligation for Tax- Related Items. In addition, Optionee shall pay the Company or the Employer any amount of Tax- Related Items that the Company or the Employer may be required to withhold as a result of Optionee’s participation in the Plan or Optionee’s purchase of Shares that cannot be satisfied by the means previously described, and if Optionee does not otherwise so pay the Company or the Employer, then the Company or the Employer may withhold amounts from Optionee’s cash compensation to satisfy such withholding obligation.

5. 3-8-2021 Further, depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable statutory rates or other applicable withholding rates, including the maximum rates applicable in Optionee’s jurisdiction, in which case Optionee may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares, for tax purposes, Optionee will be deemed to have been issued the full number of Shares subject to the Option, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items. The Company may refuse to honor the exercise and refuse to deliver the Shares if Optionee fails to comply with Optionee’s obligations in connection with the Tax-Related Items (including if Optionee’s cash compensation is not sufficient to satisfy such obligations). 9. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan, or Optionee’s acquisition or sale of the underlying Shares. Optionee is hereby advised to consult with his or her own personal tax, financial and/or legal advisors regarding the consequences of accepting this Optionee and by accepting the Option, Option has agreed that Optionee has done so or knowingly and voluntarily declined to do so. 10. Nature of Grant. In accepting the Option, Optionee acknowledges, understands and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time to the extent permitted under the Plan; (b) the Option grant is exceptional, voluntary and occasional and does not create any contractual or other right to receive future Option grants (whether on the same or different terms), or benefits in lieu of an Option, even if an Option has been granted in the past; (c) all decisions with respect to future Option grants or other grants, if any, will be at the sole discretion of the Company (d) Optionee is voluntarily participating in the Plan; (e) this Option and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation; (f) Optionee’s participation in the Plan shall not create a right to employment with Employer and shall not interfere with the ability of Employer to terminate Optionee’s employment relationship;

6. 3-8-2021 (g) if the Shares subject to this Option do not increase in value, this Option will have no value; (h) this Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer prior to the Grant Date, and is outside the scope of Optionee’s employment contract, if any; (i) this Option and the Shares subject to the Option, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments; (j) this Option and the Shares subject to this Option, and the income from and value of same, shall not be included as compensation, earnings, salaries or other similar terms used when calculating Optionee’s benefits under any benefit plan sponsored by the Company, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s benefit plans; (k) in the event that Optionee is not an employee of the Company, this Option grant will not be interpreted to form an employment contract or relationship with the Company, the Employer or any Subsidiary or Affiliate of the Company; (l) the future value of the underlying Shares is unknown, may increase or decrease in the future, and cannot be predicted with certainty; (m) in consideration of the grant of this Option, no claim or entitlement to compensation or damages shall arise from termination of this Option or diminution in value of this Option or Shares purchased through exercise of this Option resulting from Optionee’s Termination of Employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of Applicable Laws); (n) unless otherwise provided herein, in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; (o) unless otherwise agreed with the Company, the Option and the Shares subject to the Option, and the income from and value of same, are not granted as consideration for, or in connection with, the service Optionee may provide as a director of an Affiliate; and (p) none of the Company, the Employer or any Subsidiary or Affiliate of the Company shall be liable for any foreign exchange rate fluctuations between Optionee’s local currency and the United States Dollar that may affect the value of this Option or of any

7. 3-8-2021 amounts due to Optionee pursuant to the exercise of this Option or the subsequent sale of the Shares acquired upon exercise. 11. Data Privacy. To participate in the Plan, Optionee will need to review the information provided in this Section and, where applicable, declare Optionee’s consent to the processing of personal data by the Company and third parties noted below. (a) EEA+ Controller and Representative. If Optionee are based in the European Union (“EU”), the European Economic Area, Switzerland or, if and when the United Kingdom leaves the European Union, the United Kingdom (collectively “EEA+”), Optionee should note that the Company, with its registered address at 21823 30th Drive SE Bothell, Washington 98021, United States of America, is the controller responsible for the processing of Optionee’s personal data in connection with the Agreement and the Plan. The Company’s representative in the EU is Seagen Netherlands B.V., located at Evert van de Beekstraat 1, -140 1118CL Schiphol, Netherlands with office phone: +31 207 99 15 60. (b) Data Collection and Usage. In connection with the administration of the Plan, the Company collects, processes, uses and transfers certain personally-identifiable information about Optionee, which may include Optionee’s name, home address and telephone number, email address, date of birth, social insurance, passport number or other identification number, salary, nationality, job title, details of all Options or any other entitlement to Shares awarded, canceled, exercised, settled, vested, unvested or outstanding in Optionee’s favor and additional similar or related data, which the Company receives from Optionee’s or the entity that employs Optionee (“Personal Data”). Specifically, the Company collects, processes and uses Personal Data for the purposes of performing its contractual obligations under this Agreement, implementing, administering and managing Optionee’s participation in the Plan and facilitating compliance with applicable tax and securities law. If Optionee is based in the EEA+, the legal basis, where required, for the processing of Personal Data by the Company is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the EEA+, and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+. If Optionee is based outside of the EEA+, the legal basis, where required, for the processing of Data by the Company is Optionee’s consent, as further described below. (c) Stock Plan Administration Service Providers. The Company transfers Personal Data to E*TRADE Corporate Financial Services, Inc., and E*TRADE Securities LLC (collectively, “E*TRADE”), an independent service provider which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider, which will act in a similar manner, and share Personal Data with such service provider. The Company’s service provider will open an account for Optionee to receive and trade shares. The processing of Personal Data will take place through both electronic and non-electronic means. Personal Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering and operating the Plan.

8. 3-8-2021 (d) International Data Transfers. The Company and E*TRADE are based in the United States. The country where Optionee lives may have different data privacy laws and protections than the United States. In particular, the United States does not have the same level of protections for personal data as countries in the EEA+. The European Commission requires U.S. companies to protect personal data leaving the EEA+ by implementing safeguards such as the Standard Contractual Clauses adopted by the EU Commission. If Optionee is based in the EEA+, Personal Data will be transferred from the EEA+ to the Company and onward from the Company to E*TRADE, or if applicable, another service provider, based on the EU Standard Contractual Clauses. Optionee may request a copy of the Standard Contractual Clauses by contacting dataprotection@seagen.com. If Optionee is based in a jurisdiction outside of the EEA+, Personal Data will be transferred from Optionee’s jurisdiction to the Company and onward from the Company to E*TRADE, or if applicable, another service provider, based on Optionee’s consent, as further described in (h) below. (e) Data Retention. The Company will use Personal Data only as long as necessary to implement, administer and manage Optionee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs Personal Data for any of these purposes, the Company will remove it from its systems. (f) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Optionee is providing the consents herein on a purely voluntary basis. Optionee may withdraw his or her consent at any time, with future effect and for any or no reason. If Optionee does not consent, or if Optionee later seeks to withdraw his or her consent, Optionee’s salary from or employment or service relationship with Optionee’s employer will not be affected. The only consequence of denying or withdrawing consent is that the Company would not be able to grant the Option to Optionee under the Plan or administer or maintain Optionee’s participation in the Plan. If Optionee withdraws his or her consent, the Company will stop processing Optionee’s Personal Data for the purposes stated in section (b) above unless to the extent necessary to comply with tax or other legal obligations in connection with the Option granted before Optionee withdrew his or her consent. (g) Data Subject Rights. Optionee may have a number of rights under data privacy laws in Optionee’s jurisdiction. Subject to the conditions set out in the applicable law and depending on where Optionee is based, such rights may include the right to (i) request access to, or copies of, Personal Data processed by the Company, (ii) rectification of incorrect Personal Data, (iii) deletion of Personal Data, (iv) restrict the processing of Personal Data, (v) object to the processing of Personal Data for legitimate interests, (vi) portability of Personal Data, (vii) lodge complaints with competent authorities in Optionee’s jurisdiction, and/or to (viii) receive a list with the names and addresses of any potential recipients of Personal Data. To receive clarification regarding these rights or to exercise these rights, Optionee can contact dataprotection@seagen.com.

9. 3-8-2021 (h) Necessary Disclosure of Personal Data. Optionee understands that providing the Company with Personal Data is necessary for the performance of this Agreement and that Optionee’s refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and would affect Optionee’s ability to participate in the Plan. (i) Declaration of Consent (if Optionee is outside the EEA+). By clicking on the “I accept” button on the Acknowledge Grant screen on the stock plan administration site, Optionee is declaring that Optionee unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s Personal Data, as described above and in any other grant materials, by and among, as applicable, the entity that employs Optionee, the Company, any Affiliate and any service provider involved in stock plan administration including but not limited to E*TRADE for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan. Optionee understands that Optionee may, at any time, refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Seagen Inc. Director of Privacy Law. If Optionee does not consent or later seek to revoke Optionee’s consent, Optionee’s employment status or service with the entity that employs Optionee will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant this Option or any other equity award to Optionee or administer or maintain such awards. Therefore, Optionee understands that refusing or withdrawing consent will affect Optionee’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, Optionee should contact the Company’s stock Plan Administrator. 12. Notices; Electronic Delivery and Acceptance. Any notices provided for in this Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Optionee, five (5) days after deposit in the United States mail, postage prepaid, addressed to Optionee at the last address Optionee provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Option by electronic means or to request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company and agrees notice shall be provided upon posting to Optionee’s electronic account held by the Company or another third party designated by the Company. You hereby acknowledge that delivery, execution and acceptance of this or any other such documents by electronic means constitutes valid and effective delivery, execution and acceptance and shall be legally effective to create a valid and binding agreement. 13. Clawback/Recoupment. This Option will be subject to recoupment, rescission, payback, cancelation or other action, in each case, in accordance with (i) any clawback policy adopted by the Company (whether such policy is adopted on or after the date of the Agreement or required under applicable law) and (ii) any such other clawback, recovery or recoupment provisions set forth in an individual written agreement between the Company and Optionee. No recovery of compensation under such a clawback policy will be an event giving rise to Optionee’s right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, the Company.

10. 3-8-2021 14. Copies of Plan Materials. Optionee acknowledges that Optionee has received copies of the Plan and the Plan prospectus from the Company and agrees to receive stockholder information, including copies of any annual report, proxy statement and periodic report, from the Company’s website at https://investor.seagen.com/overview/default.aspx (under the “Financial information” tab). Optionee acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are also available upon written or telephonic request to the Stock Plan Administrator. 15. Insider Trading Restrictions/Market Abuse Laws. Optionee acknowledges that, depending on Optionee’s country, Optionee may be subject to insider trading restrictions and/or market abuse laws, which may affect Optionee’s ability to acquire or sell the Shares under the Plan during such times as Optionee is considered to have “inside information” regarding the Company (as defined by the laws in Optionee’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Optionee acknowledges that it is Optionee’s responsibility to comply with any applicable restrictions, and Optionee is advised to speak to a personal advisor on this matter. 16. Foreign Asset/Account and Tax Reporting, Exchange Controls. Optionee’s country may have certain foreign asset, account and/or tax reporting requirements and exchange controls which may affect Optionee’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Optionee’s country. Optionee understands that Optionee may be required to report such accounts, assets or transactions to the tax or other authorities in Optionee’s country. Optionee also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to Optionee’s country through a designated bank or broker and/or within a certain time after receipt. In addition, Optionee may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares. Optionee acknowledges that Optionee is responsible for complying with all such requirements, and that Optionee should consult his or her personal legal and tax advisors, as applicable, to ensure compliance. 17. Waiver. Optionee acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement. 18. Language. Optionee acknowledges that Optionee is sufficiently proficient in the English language, or have consulted with an advisor who is proficient in English, so as to allow Optionee to understand the terms and conditions of this Agreement. If Optionee has received this Agreement, or any other document related to this Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. Optionee acknowledges that Optionee is sufficiently proficient in English to understand the terms and conditions of this Agreement. 19. Appendix. Notwithstanding any provisions in this Agreement, this Option shall be subject to the special terms and conditions for Optionee’s country set forth in the Appendix attached to

11. 3-8-2021 this Agreement. Moreover, if Optionee relocates to one of the countries included therein, the terms and conditions for such country will apply to Optionee to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement. 20. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Optionee’s participation in the Plan, on any Shares purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 21. Governing Law/Venue. The interpretation, performance and enforcement of this Agreement will be governed by the law of the State of Delaware without regard to that state’s conflicts of laws rules. For purposes of any action, lawsuit or other proceedings brought due to Optionee’s participation in the Plan, relating to it, or arising from it, Optionee hereby submits to and consent to the sole and exclusive jurisdiction of the United States District Court for the Southern District of New York (or should such court lack jurisdiction to hear such action, suit or proceeding, in a New York state court in the County of New York), and no other courts, where this Option is granted and/or to be performed. 22. Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid. 23. Entire Agreement; Plan Controls. The Plan is incorporated herein by reference. The Plan and this Agreement (including the Appendix) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, with the exception of any arrangement that would provide for vesting acceleration of this Option upon the terms and conditions set forth therein. In the event of any conflict between the terms and provisions of the Plan and this Agreement, the Plan terms and provisions shall govern. Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Plan. Certain other important terms governing this Agreement are contained in the Plan.    24. Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid. 25. Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Optionee and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the

12. 3-8-2021 Administrator by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to Optionee, and provided that no such amendment adversely affecting Optionee’s rights hereunder may be made without Optionee’s written consent, except as otherwise provided in the Plan. Without limiting the foregoing, the Administrator reserves the right to change, by written notice to Optionee, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Option which is then subject to restrictions as provided herein. Optionee’s electronic acceptance shall signify Optionee’s execution of this Agreement and understanding that this Option is granted and governed under the terms and conditions set forth herein. SEAGEN INC. Clay B. Siegall President & CEO PLEASE PRINT AND RETAIN THIS AGREEMENT FOR OPTIONEE’S RECORDS

13. 3-8-2021 SEAGEN INC. APPENDIX TO STOCK OPTION AGREEMENT FOR NON-US PARTICIPANTS Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or in the Agreement. Terms and Conditions This Appendix includes additional terms and conditions that govern this Option if Optionee resides and/or works in one of the countries listed below. If Optionee is a citizen or resident of a country other than the one in which the Optionee is currently residing and/or working, transfer employment and/or residency to another country after the Award is granted, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions herein will apply to Optionee. Notifications This Appendix also includes information regarding exchange controls and certain other issues of which Optionee should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Optionee not rely on the information in this Appendix as the only source of information relating to the consequences of Optionee’s participation in the Plan because the information may be out of date at the time that Optionee acquires Shares or sells Shares acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to Optionee’s particular situation and the Company is not in a position to assure him or her of any particular result. Accordingly, Optionee acknowledges that Optionee should seek appropriate professional advice as to how the relevant laws in Optionee’s country may apply to Optionee’s situation. Finally, Optionee acknowledges that if Optionee is a citizen or resident of a country other than the one in which Optionee is currently residing and/or working, transfers employment and/or residency to another country after the Option is granted, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Optionee.

14. 3-8-2021 AUSTRIA Notifications Exchange Control Information. If Optionee holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside of Austria, Optionee may be subject to reporting obligations to the Austrian National Bank. If the value of the Shares meets or exceeds a certain threshold, Optionee must report the securities held on a quarterly basis to the Austrian National Bank as of the last day of the quarter, on or before the 15th day of the month following the end of the calendar quarter. In all other cases, an annual reporting obligation applies and the report has to be filed as of December 31 on or before January 31 of the following year using the form P2. Where the cash amount held outside of Austria meets or exceeds a certain threshold, monthly reporting obligations apply as explained in the next paragraph. In connection with the sale of shares or receipt any cash dividends, Optionee may have exchange control obligations if Optionee holds the cash proceeds outside of Austria. If the transaction volume of all of Optionee’s accounts abroad meets or exceeds a certain threshold, Optionee must report to the Austrian National Bank the movements and balances of all accounts on a monthly basis, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen). BELGIUM Terms and Conditions Timing of Acceptance. Optionee agrees that he or she will not accept the Option until a date that is on or after the 61st day on which it is offered to Optionee. The date of offer is the date on which the Company communicates the material terms (i.e., the Exercise Price and number of Shares subject to the Option) to Optionee. Any acceptance inadvertently given by Optionee before the 61st day following the offer date shall be considered effective as of the 61st day following the offer date. Notifications Foreign Asset / Account Reporting. Belgian residents are required to report any security (e.g., Shares acquired under the Plan) or bank account established outside of Belgium on their annual tax return. In a separate report, Belgian residents are also required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). The forms to complete this report are available on the website of the National Bank of Belgium. Belgian residents should consult with their personal tax advisors to determine their personal reporting obligations. Stock Exchange Tax. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax likely will apply when the Shares are sold. Optionee should consult with his or her personal tax advisor for additional details on Optionee’s obligations with respect to the stock exchange tax.

15. 3-8-2021 CANADA Terms and Conditions Method of Payment. Notwithstanding Section 5 of the Agreement, Optionee is prohibited from paying the exercise price applicable to this Option using Shares or by a cashless “net exercise” arrangement. IMPORTANT ACKNOWLEDGMENT. In accepting this Award, Optionee acknowledges that Optionee has received a copy of the Plan and the Agreement and reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement. OPTIONEE FURTHER SPECIFICALLY ACKNOWLEDGES THAT OPTIONEE HAS READ AND EXPRESSLY ACCEPTS SECTION 6 (TERMINATION OF EMPLOYMENT) OF THIS AGREEMENT, AS AMENDED BY THE FOLLOWING APPENDIX PROVISION: Termination of Employment. This provision replaces the fifth paragraph of Section 6 of the Agreement: For purposes of the Option, and notwithstanding anything to the contrary in the Agreement or the Plan, Optionee will be deemed to experience a Termination of Employment (and Optionee’s right to vest in the Option will terminate effective as of) the date that is the earlier of: (1) the date Optionee ceases to be an Employee or Consultant; (2) the date on which Optionee receives written notice of termination; or (3) the date Optionee is no longer actively providing services to the Company or any other Affiliate (except where such inactive service results from a leave of absence that is required to be provided to Optionee under Applicable Law), and in each case: (i) regardless of the reason of such cessation or termination; (ii) whether or not such cessation or termination is (or is later found to be) unlawful, or invalid, or in breach of Applicable Laws (including, but not limited to, employment-related statutory and/or common and/or civil law, or other laws or rules in the jurisdiction where Optionee is providing services), or in breach of the terms of Optionee’s employment or service agreement, if any. For clarity, in each case, such date will be determined regardless of (and will not be extended by) any notice period or severance period or period of “garden leave” or period of reasonable notice or period covered by compensation/indemnity/damages in lieu of reasonable notice, or any similar period to which Optionee claims to be entitled, whether mandated under Applicable Laws (including, but not limited to, employment-related statutory law and/or common law and/or civil law), or claimed by Optionee under the terms of Optionee’s employment or service agreement (if any), or claimed by Optionee on any other basis whatsoever. The Administrator shall have exclusive discretion to determine when Optionee ceases to be an Employee or Consultant or is no longer actively employed for purposes of Optionee’s participation in the Plan (including whether Optionee may still be considered to be providing services while on a leave of absence that is not required to be provided to Optionee under Applicable Law).

16. 3-8-2021 The following provisions apply only if Optionee resides in Quebec: Language Consent. The parties acknowledge that it is their express wish that the Agreement as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention («Agreement»), ainsi que cette Annexe, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention. Data Privacy. This provision supplements Section 11 of the Agreement: Optionee hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Optionee further authorizes the Company, the Employer and/or any other Affiliate to disclose and discuss such information with their advisors. Optionee also authorizes the Company, the Employer and/or any other Affiliate to record such information and to keep such information in Optionee’s employee file. Notifications Securities Law Information. Optionee understands that Optionee is permitted to sell Shares acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided the sale of the Shares acquired pursuant to the Plan takes place outside of Canada through the facilities of a stock exchange on which the shares are listed, and the Company is not a reporting issuer in any jurisdiction of Canada at the time of sale. Foreign Asset/Account Reporting Information. Specified Foreign property, including Options, Shares acquired under the Plan and other rights to receive shares of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the specified foreign property exceeds C$100,000 at any time during the year. Thus, if the C$100,000 cost threshold is exceed by other foreign specified property held by the individual, the award of this Option must be reported (generally at nil cost). For purposes of such reporting, Shares acquired under the Plan may be reported at their adjusted cost basis. The adjusted cost basis of a share is generally equal to the fair market value of such share at the time of acquisition; however, if Optionee owns other Shares (e.g., acquired under other circumstances or at another time), the adjusted cost basis may have to be averaged with the adjusted cost bases of the other Shares. Optionee should consult with his or her personal tax advisor to determine the applicable reporting requirements. DENMARK Terms and Conditions Danish Stock Option Act. By accepting this Award, Optionee acknowledges that Optionee received an Employer Statement, translated into Danish, which is being provided to comply with the Danish Stock Option Act.

17. 3-8-2021 Notifications Foreign Asset/Account Reporting Information. If Optionee establishes an account holding shares or cash outside of Denmark, Optionee must report the account to the Danish Tax Administration. The form which should be used to make the report can be obtained from a local bank.

18. 3-8-2021 SPECIAL NOTICE FOR EMPLOYEES IN DENMARK EMPLOYER STATEMENT Pursuant to Section 3(1) of the Act on Stock Options in employment relations, as amended January 1, 2019 (the “Stock Option Act”), you are entitled to receive the following information regarding the stock options granted to you by Seagen Inc. (the “Company”) under the Seagen Inc. Amended and Restated 2007 Equity Incentive Plan (the “Plan”) in a written statement. This statement contains information applicable to Optionee’s participation in the Plan, as required under the Stock Option Act, while the other terms and conditions of Optionee’s stock options (“Options”) are described in detail in the Plan and the Stock Option Agreement (the “Agreement”), both of which have been made available to you. Capitalized terms used but not defined herein shall have the same meanings given to them in the Plan or the Agreement, as applicable. Section 1 of the Stock Option Act provides that the Stock Option Act only applies to employees. Employees are defined in section 2 of the Stock Option Act as persons who receive remuneration for their personal services in an employment relationship. Persons, including managers, who are not regarded as employees under the Stock Option Act, will not be subject to the Stock Option Act. If you are not an employee within the meaning of the Stock Option Act, the Company therefore has no obligation to issue an employer information statement to you and you will not be able to rely on this statement for legal purposes, since only the terms and conditions set out in the Plan apply. 1. Date of grant The date of grant of Optionee’s Options is the date that the Administrator approved a grant for you and determined it would be effective, which is set forth in the Agreement. 2. Terms or conditions for Option grant The grant of Options under the Plan is made at the sole discretion of the Company. Employees, Directors and Consultants of the Company and its Affiliates, are eligible to receive grants under the Plan. The Administrator has broad discretion to determine who will receive Options and to set the terms and conditions of the Options. The Company may decide, in its sole discretion, not to make any grants of Options to you in the future. Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future grants of Options. 3. Exercise date or period The options will vest and become exercisable over a period of time (as set forth in the Agreement), subject to Optionee’s continuous employment through the applicable vesting date and other conditions set forth in the Plan and Agreement, and subject to Section 5 of this statement. 4. Exercise Price

19. 3-8-2021 During the exercise period, the Options can be exercised to purchase shares of common stock of the Company at a price per share not less than the fair market value of the stock on the date the Option is granted, as determined in accordance with the Plan. 5. Your rights upon termination of employment Subject to the provisions below regarding accelerated vesting and post-termination exercise in certain circumstances, vesting will cease upon Optionee’s Termination of Employment and the Options that were not vested and exercised on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such Options or the Shares underlying such Option. Notwithstanding the foregoing or anything in the Agreement to the contrary, in the event of Optionee’s Termination of Employment as a result of Optionee’s death or Disability, the vesting and exercisability of the Option shall accelerate such that the Option shall become vested and exercisable as to an additional twelve (12) months, effective as of the date of such Termination of Employment, to the extent that the Option is outstanding on such date. The portion of the Option that relates to any Shares that were unvested and unexercisable as of the date of Optionee’s Termination of Employment shall terminate and expire effective immediately upon such date. With respect to the vested and exercisable portion of the Option, such portion shall be exercisable as set forth below; provided, however, that in no event may an Option be exercised, even as to vested and otherwise exercisable Shares, after the Expiration Date: (i) In the event of Termination of Employment other than as a result of Optionee’s death, Disability or Retirement (as defined below), Optionee shall have three months from the date of such Termination of Employment to exercise the Option as to the shares subject to the Option that were vested and exercisable as of the date of Termination of Employment; provided, however, that (A) if during any part of such three month period, the Option is not exercisable because the issuance of the shares would violate the registration requirements under the Securities Act (or other applicable securities laws in the case of Optionees not subject to U.S. securities laws), the Option shall not expire until the Option shall have been exercisable for an aggregate of three months after the date of Termination of Employment (but in no event may the Option be exercised more than one year after the date of Termination of Employment), and (B) if during any part of such three month period, the shares issued upon exercise of the Option may not be sold because Optionee has material nonpublic information regarding the Company or is otherwise subject to a trading blackout period under the Company’s Insider Trading Policy, the Option shall not expire until Optionee shall have had an aggregate of three months after the date of Termination of Employment during which Optionee can sell the Shares without being subject to such restrictions arising under insider trading laws or Company policy (but in no event may the Option be exercised more than one year after the date of Termination of Employment);

20. 3-8-2021 (ii) In the event of Termination of Employment as a result of Optionee’s Disability, Optionee shall have 12 months from the date of such Termination of Employment to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Termination of Employment; (iii) In the event of Termination of Employment as a result of Optionee’s death or in the event of Optionee’s death within 30 days following Optionee’s Termination of Employment, Optionee’s estate, any person who acquired the right to exercise the Option by bequest or inheritance, or any person designated to exercise the Option upon Optionee’s death shall have 12 months following Optionee’s death to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Optionee’s death; and (iv) In the event of Termination of Employment as a result of Optionee’s Retirement (as defined below), Optionee shall have 12 months from the date of such Termination of Employment to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Termination of Employment. Notwithstanding the above, in no event may an Option be exercised, even as to vested and otherwise exercisable Shares, after the Expiration Date 6. Financial aspects of participating in the Plan The grant of stock options has no immediate financial consequences for you. The value of the options is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary. Shares of stock are financial instruments and investing in stock will always have financial risk. The future value of Company shares is unknown and cannot be predicted with certainty. Seagen Inc. 21823 - 30th Drive S.E. Bothell, Washington 98021 U.S.A.

21. 3-8-2021 SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK ARBEJDSGIVERERKLÆRING I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold som ændret 1. januar 2019 ("Aktieoptionsloven") er du berettiget til i en skriftlig erklæring at modtage følgende oplysninger om de aktieoptioner, som du modtager fra Seagen Inc. (“Selskabet”) i henhold til Seagen Inc.'s "Amended and Restated 2007 Equity Incentive Plan" ("Ordningen"). Denne erklæring indeholder de oplysninger, der i henhold til Aktieoptionsloven gælder for Optionsmodtagerens deltagelse i Ordningen, mens de øvrige vilkår og betingelser for Optionsmodtagerens aktieoptioner ("Optioner") er nærmere beskrevet i Ordningen og i Aktieoptionsaftalen ("Aftalen"), som begge er udleveret til dig. Begreber, der står med stort begyndelsesbogstav i denne arbejdsgivererklæring, men som ikke er defineret heri, har den i Ordningen eller Aftalen anførte betydning. I henhold til Aktieoptionslovens § 1 finder loven kun anvendelse for lønmodtagere. Lønmodtagere er defineret i Aktieoptionslovens § 2 som personer, der modtager vederlag for personligt arbejde i tjenesteforhold. Personer, herunder direktører, som ikke anses for at være lønmodtagere i Aktieoptionslovens forstand, er ikke omfattet af Aktieoptionsloven. Hvis du ikke er lønmodtager i Aktieoptionslovens forstand, er Selskabet derfor ikke forpligtet til at udstede en arbejdsgivererklæring til dig, og du vil ikke i juridisk henseende kunne henholde dig til denne arbejdsgivererklæring, da det alene er bestemmelserne i Ordningen, der er gældende. 1. Tildelingstidspunkt Tidspunktet for tildelingen af Optionsmodtagerens Optioner er den dag, hvor Administratoren godkendte tildelingen og besluttede, at den skulle træde i kraft. Tidspunktet fremgår af Aftalen. 2. Vilkår og betingelser for Optionstildelingen Tildelingen af Optioner i henhold til Ordningen sker efter Selskabets eget skøn. Tildeling kan i henhold til Ordningen ske til Medarbejdere, Bestyrelsesmedlemmer og Konsulenter i Selskabet og dets Tilknyttede Selskaber. Administratoren har vide beføjelser til at bestemme, hvem der skal modtage Optioner og på hvilke vilkår. Selskabet kan efter eget skøn vælge fremover ikke at tildele dig nogen Optioner. I henhold til bestemmelserne i Ordningen og Aftalen har du ikke hverken ret til eller krav på fremover at få tildelt Optioner. 3. Udnyttelsesdato eller -periode Optionerne modnes over en periode (som anført i Aftalen), forudsat at Optionsmodtageren fortsat er ansat på modningsdatoen, og at de øvrige betingelser i Ordningen og i Aftalen er opfyldt, dog med forbehold for pkt. 5 nedenfor. 4. Udnyttelseskurs

22. 3-8-2021 I udnyttelsesperioden kan Optionerne udnyttes til køb af ordinære aktier i Selskabet til en kurs, der som minimum svarer til markedskursen på tidspunktet for tildelingen af Optionen, som opgjort i henhold til Ordningen. 5. Din retsstilling i forbindelse med fratræden Med forbehold for bestemmelserne nedenfor vedrørende fremskyndet modning og udnyttelse efter ansættelsesforholdets ophør vil modningen ophøre ved Optionsmodtagerens Fratrædelse, og de Optioner, som ikke er modnet og udnyttet på dette tidspunkt, bortfalder uden omkostninger for Selskabet, og du vil ikke længere have ret eller adkomst til disse Optioner eller til de bagvedliggende Aktier. Uanset ovenstående og Aftalens øvrige bestemmelser gælder, at såfremt Optionsmodtageren Fratræder som følge af Optionsmodtagerens død eller Uarbejdsdygtighed, fremskyndes modningen af Optionen, således at Optionen modnes, som om Optionsmodtageren havde været ansat i en periode på yderligere tolv (12) måneder fra Fratrædelsesdatoen, såfremt Optionen endnu ikke er modnet på dette tidspunkt. Den andel af Optionen, der vedrører Aktier, som ikke var modnet på Fratrædelsesdatoen, bortfalder og udløber med øjeblikkelig virkning pr. denne dato. Med hensyn til den modnede andel af Optionen kan denne udnyttes som anført nedenfor. Dog kan en Option aldrig udnyttes efter Udløbsdatoen, heller ikke til køb af Aktier, der er modnet eller i øvrigt kan udnyttes: (i) Ved Fratrædelse af andre grunde end Optionsmodtagerens død, Uarbejdsdygtighed eller Pensionering (som defineret nedenfor) kan Optionsmodtageren inden for en frist på tre måneder fra Fratrædelsesdatoen udnytte Optionen for de aktier, der er modnet pr. Fratrædelsesdatoen. Dog gælder, at (A) hvis Optionen ikke kan udnyttes inden for tremåneders fristen, fordi udstedelse af aktierne vil være i strid med registreringskravene i den amerikanske Securities Act (eller tilsvarende lovgivning for Optionsmodtagere, der ikke er omfattet af den amerikanske værdipapirlovgivning), udløber Optionen først, når den har kunne udnyttes i tre måneder efter Fratrædelsesdatoen (idet Optionen dog i intet tilfælde kan udnyttes senere end et år efter Fratrædelsesdatoen), og (B) hvis aktierne udstedt ved udnyttelse af Optionen ikke må sælges inden for tremåneders fristen, fordi Optionsmodtageren er i besiddelse af væsentlige, ikke-offentliggjorte oplysninger om Selskabet, eller i øvrigt er omfattet af et handelsforbud i henhold til Selskabets Politik for Insiderhandel, udløber Optionen først, når Optionsmodtageren har haft i alt tre måneder efter Fratrædelsesdatoen til at sælge Aktierne uden at være omfattet af sådanne restriktioner i medfør af lovgivningen om insiderhandel eller Selskabets politik (dog kan Optionen i intet tilfælde udnyttes senere end et år efter Fratrædelsesdatoen). (ii) Ved Fratrædelse som følge af Optionsmodtagerens Uarbejdsdygtighed har Optionsmodtageren en frist på 12 måneder efter Fratrædelsesdatoen til at udnytte Optionen for de Aktier, der er modnet pr. Fratrædelsesdatoen.

23. 3-8-2021 (iii) Ved Fratrædelse som følge af Optionsmodtagerens død eller i tilfælde af Optionsmodtagerens død inden for 30 dage efter Fratrædelsesdatoen har Optionsmodtagerens bo eller den person, som har arvet retten til at udnytte Optionen, eller den person, som er udpeget til at udnytte Optionen ved Optionsmodtagerens død, en frist på 12 måneder efter dødsfaldet til at udnytte Optionen for de Aktier, der er modnet pr. dødsdatoen, og (iv) Ved Fratrædelse som følge af Optionsmodtagerens Pensionering (som defineret nedenfor) har Optionsmodtageren en frist på 12 måneder efter Fratrædelsesdatoen til at udnytte Optionen for de Aktier, der er modnet pr. Fratrædelsesdatoen. Uanset ovennævnte kan en Option aldrig udnyttes efter Udløbsdatoen, heller ikke til køb af Aktier, der er modnet eller i øvrigt kan udnyttes. 6. Økonomiske aspekter ved deltagelse i Ordningen Tildelingen af aktieoptioner har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af optionerne indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser. Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Den fremtidige værdi af Selskabets aktier kendes ikke og kan ikke forudsiges med sikkerhed. Seagen Inc. 21823 - 30th Drive S.E. Bothell, Washington 98021 U.S.A.

24. 3-8-2021 FINLAND There are no country-specific provisions. FRANCE Terms and Conditions Non-Qualified Award. This Option is not intended to qualify for special tax and social security treatment applicable to Options granted under Section L.225-177 to L.225-186-1 of the French Commercial Code, as amended. Consent to Receive Information in English. By accepting this Option, Optionee confirms having read and understood the Plan and the Stock Option Agreement which were provided in the English language. Optionee accepts the terms of those documents accordingly. Consentement Relatif à la Langue Utilisée. En acceptant l’attribution de l’option, vous confirmez avoir lu et compris le Plan et ce Contrat, qui ont été communiqués en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause. Notifications Foreign Asset/Account Reporting Information. If Optionee holds cash or Shares outside of France or maintain a foreign bank or foreign bank or brokerage account (including accounts that were opened and closed during the tax year), Optionee is required to report such assets and accounts to the French tax authorities on an annual basis on a specified form together with Optionee’s income tax return. Failure to complete this reporting can trigger significant penalties. GERMANY Notifications Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of Shares or the receipt of dividends, if any), the report must be made by the 5th day of the month following the month in which the payment was received. The report must be filed electronically and the form of report ("Allgemeine Meldeportal Statistik") can be accessed via the Bundesbank's website (www.bundesbank.de), in both German and English. Optionee is responsible for making this report. Foreign Asset/Account Reporting Information. If Optionee’s acquisition of Shares acquired under the Plan leads to a so-called qualified participation at any point during the calendar year, Optionee may need to report the acquisition when Optionee files his or her tax return for the relevant year. A qualified participation is attained if (i) the value of the Shares exceeds €150,000, or (ii) in the unlikely event that Optionee holds Shares exceeding 10% of the Company’s share capital. However, if the Shares are listed on a recognized U.S. stock exchange and Optionee owns less than 1% of the Company, this requirement will not apply to Optionee.

25. 3-8-2021 ITALY Terms and Conditions Method of Payment. The following provision supplements Section 5 of the Agreement. Due to local regulatory requirements, Optionee understands that Optionee will be restricted to the cashless sell-all method of exercise. To complete a cashless sell-all exercise, Optionee understands that Optionee must instruct the Plan broker to: (i) sell all of the Shares issued upon exercise; (ii) use the proceeds to pay the exercise price, brokerage fees and any applicable Tax-Related Items; and (iii) remit the balance in cash to Optionee. Optionee will not be permitted to hold Shares after exercise. Depending upon the development of laws and Optionee’s status as a national of a country other than Italy, the Company reserves the right to modify the methods of exercising the Option and, in its sole discretion, to permit cash exercises, cashless sell-to-cover exercises or any other method of exercise and payment of Tax-Related Items permitted under the Plan. Plan Document Acknowledgment. In accepting the Option, Optionee acknowledges that Optionee has received a copy of the Plan and the Agreement and reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement. Optionee further acknowledges that Optionee has read and specifically and expressly approves the following sections of the Agreement and this Appendix: Section 8. Tax Obligations; Section 10. Nature of Grant; Section 11. Data Privacy; Section 17. Language; Section 19. Imposition of Other Requirements; Section 20. Governing Law/Venue; and Section 21. Severability. Notifications Foreign Asset/Account Reporting Information. If Optionee is an Italian resident and at any time during the fiscal year holds investments or financial assets outside of Italy (e.g., cash, Shares) which may generate income taxable in Italy (or if Optionee is the beneficial owner of such an investment or asset, even if Optionee does not directly hold the investment or asset under Italian money laundering provisions), Optionee is required to report such investments or assets on his or her annual tax return for such fiscal year (on UNICO Form, RW Schedule) or on a special form if Optionee is not required to file a tax return. Foreign Financial Assets Tax. The fair market value of any Shares held outside of Italy is subject to a foreign assets tax. Financial assets include Shares acquired under the Plan. The taxable amount will be the fair market value of the financial assets assessed at the end of the calendar year. Optionee should consult with Optionee’s personal tax advisor about the foreign financial assets tax. NETHERLANDS There are no country-specific provisions.

26. 3-8-2021 NORWAY There are no country-specific provisions. PORTUGAL Terms and Conditions Consent to Receive Information in English. Optionee hereby expressly declares that Optionee has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement. Conhecimento da Lingua. Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo. Notifications Exchange Control Information. If Optionee receives Shares upon exercise of the Option, the acquisition of the Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on Optionee’s behalf. If the Shares are not deposited with a commercial bank or financial intermediary in Portugal, Optionee is responsible for submitting the report to the Banco de Portugal. SPAIN Terms and Conditions Labor Law Acknowledgment. The following provisions supplement Section 10 of the Agreement: By accepting the Option, Optionee agrees to participation in the Plan and acknowledges that Optionee has received a copy of the Plan. Optionee understands and agrees that, except as otherwise provided in the Agreement, Optionee will forfeit any Options in the event of Optionee’s Termination of Employment by reason of, but not limited to, resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente,” individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Service Recipient and under Article 10.3 of the Royal Decree 1382/1985. Optionee understands that the Company has unilaterally, gratuitously and discretionally decided to grant Options under the Plan to individuals who are employees of the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or

27. 3-8-2021 any Affiliates on an ongoing basis except as set forth under the terms of the Plan and the Agreement. Consequently, Optionee understands that any Award is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, Optionee understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant since the future value of the Option and Shares is unknown and unpredictable and Optionee may forfeit the Option if Optionee’s Termination of Employment occurs prior to vesting. In addition, Optionee understand that this Award would not be made but for the assumptions and conditions referred to above; thus, Optionee understands, acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then this Award shall be null and void. Notifications Exchange Control Information. The acquisition, ownership and sale of Shares under the Plan must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Industry, Tourism and Commerce. Generally, the declaration must be made in January for Shares owned as of December 31 of the prior year and/or Shares acquired or disposed of during the prior year; however, if the value of Shares acquired or disposed of or the amount of the sale proceeds exceeds €1,502,530 (or if Optionee holds 10% or more of the share capital of the Company), the declaration must be filed within one month of the acquisition or disposition, as applicable. In addition, Optionee may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year. Foreign Asset/Account Reporting Information. To the extent that Optionee holds rights or assets (i.e., cash or Shares held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of right or asset (e.g., Shares, cash, etc.) as of December 31 each year, Optionee is required to report information on such rights and assets on Optionee’s tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. Optionee should consult with Optionee’s personal tax and legal advisors to ensure that Optionee is properly complying with Optionee’s reporting obligations. Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of this Award. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

28. 3-8-2021 SWEDEN There are no country-specific provisions. SWITZERLAND Terms and Conditions Grant of the Option. The Option granted to a Swiss Optionee is a voluntary gratuity (Gratifikation) as determined at the Company’s sole discretion which the Optionee has no entitlement to and which does not constitute an entitlement of the Optionee for a grant of further Options in the future. Language Acknowledgement. Optionee confirms having read and understood the documents relating to the Plan, including the Option Agreement and all terms and conditions included therein, which were provided in the English language only. Optionee confirms having sufficient language capabilities to understand these terms and conditions in full. Du bestätigst, dass du den Plan sowie die dazugehörigen Dokumente, inklusive der Vereinbarung, mit all den darin enthaltenen Bedingungen und Voraussetzungen, welche in englischer Sprache verfasst sind, gelesen und verstanden hast. Du bestätigst dass Deine Sprachkenntnisse genügend sind, um die Bedingungen und Voraussetzungen zu verstehen. Notifications Securities Law Information. Neither the Agreement nor any other materials relating to this Option (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or (iii) has been filed with approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority FINMA. UNITED KINGDOM Terms and Conditions Tax Obligations. The following provision supplements Section 8 of the Agreement: Without limitation to Section 8 of the Agreement, Optionee agrees that Optionee is liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Optionee also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Optionee’s behalf. Notwithstanding the foregoing, if Optionee is a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), Optionee acknowledges that Optionee may not be able to indemnify the Company or the Employer for the

29. 3-8-2021 amount of any income tax not collected from or paid by Optionee, as it may be considered a loan. In this case, the amount of any income tax not collected within 90 days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Item(s) occurs may constitute an additional benefit to Optionee on which additional income tax and National Insurance contributions (“NICs”) may be payable. Optionee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any employee NICs due on this additional benefit, which the Company or the Employer may recover from Optionee by any of the means referred to in the Plan or Section 8 of the Agreement. NIC Joint Election. As a condition of Optionee’s participation in the Plan and the vesting and settlement of the Options or receipt of any benefit in connection with the Options, Optionee agrees to accept any liability for secondary Class 1 NICs that may be payable by the Company or the Employer (or any successor to the Company or the Employer) in connection with the Options and any event giving rise to Tax-Related Items (the “Employer’s Liability”). Without prejudice to the foregoing, Optionee agrees to enter into the following joint election with the Company, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consent or elections. Optionee further agrees to enter into such other Joint Elections as may be required between Optionee and any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of the Joint Election. Optionee further agrees that the Company and/or the Employer may collect the Employer’s Liability from Optionee by any of the means set forth in Section 8 of the Agreement. If Optionee does not enter into the Joint Election prior to the vesting of the Options or any other event giving rise to Tax-Related Items, Optionee will not be entitled to vest in the Options and receive Shares (or receive any other benefit in connection with the Options) unless and until Optionee enters into the Joint Election, and no Shares or other benefit will be issued to Optionee under the Plan, without any liability to the Company, the Employer or any other service recipient.